Exhibit 77I to FFTW Funds, Inc.'s NSAR-B.

Item 77I-  Terms of New or Amended Securities
FFTW Funds, Inc. (the "Fund") filed Post-Effective Amendment
No. 22, to the Fund's Registration Statement on June 26,
1998.

Pursuant to the Amendment the Board of Directors performed the following: a) amended the Articles of Incorporation of the Corporation to increase the aggregate number of authorized shares of capital stock of the Corporation from One Billion (1,000,000,000) to Five Billion shares (5,000,000,000) par value $.001 per share; b) reclassified and designated 150,000,000 shares of the authorized but unissued shares of the Corporation as Worldwide Portfolio stock, par value $.001 per share; c) reclassified and designated 150,000,000 shares of the authorized but unissued shares of the Corporation as Worldwide-Hedged Portfolio stock, par value $.001 per share; d) reclassified and designated 150,000,000 shares of the authorized but unissued shares of the Corporation stock as Stable Return Portfolio stock, par value $.001 per share; e) reclassified and designated 100,000,000 shares of the authorized but unissued shares of the Corporation stock as Mortgage Total Return Portfolio stock, par value $.001 per share; f) reclassified and designated 100,000,000 shares of the authorized but unissued shares of the Corporation stock, as Broad Market Portfolio stock, par value $.001 per share; g) reclassified and designated 150,000,000 shares of the authorized but unissued shares of the Corporation stock, par value $.001 per share, as International-Hedged Portfolio stock, par value $.001 per share; h) reclassified and designated 150,000,000 shares of the authorized but unissued shares of the Corporation stock, as Inflation-Indexed Portfolio stock, par value $.001 per share; i) reclassified and designated 150,000,000 shares of the authorized but unissued shares of the Corporation stock, as Inflation-Indexed Hedged Portfolio stock, par value $.001 per share; j) reclassified and designated 150,000,000 shares of the authorized but unissued shares of the Corporation stock, as Emerging Markets Portfolio stock, par value $.001 per share; k) reclassified and designated 50,000,000 shares of the authorized but unissued shares of the Corporation stock, as Money Market Portfolio stock, par value $.001 per share; l) reclassified and designated 150,000,000 shares of the authorized but unissued shares of the Corporation stock, as International Portfolio stock, par value $.001 per share; m) reclassified and designated 200,000,000 shares of the authorized but unissued shares of the Corporation stock, as Mortgage LIBOR Portfolio stock, par value $.001 per share; n) reclassified and designated 200,000,000 shares of the authorized but unissued shares of the Corporation stock, as Asset-Backed Portfolio stock, par value $.001 per share; o) reclassified and designated 200,000,000 shares of the authorized but unissued shares of the Corporation stock, as U.S. Corporate Portfolio stock, par value $.001 per share; p) reclassified and designated 200,000,000 shares of the authorized but unissued shares of the Corporation stock, as High Yield Portfolio stock, par value $.001 per share; q) reclassified and designated 200,000,000 shares of the authorized but unissued shares of the Corporation stock, as Enhanced Index Portfolio stock, par value $.001 per share; r) reclassified and designated 200,000,000 shares of the authorized but unissued shares of the Corporation stock, as International Opportunities Portfolio stock, par value $.001 per share; s) reclassified and designated 200,000,000 shares of the authorized but unissued shares of the Corporation stock, as International Corporate Portfolio stock, par value $.001 per share; t) reclassified and designated 200,000,000 shares of the authorized but unissued shares of the Corporation stock, as Global High Yield Portfolio stock, par value $.001 per share;

The  Worldwide   Portfolio   has  the   following   investment
objective:
The investment objective of the Worldwide Portfolio is to maintain a high level of total return as may be consistent with the preservation of capital by investing in high quality debt securities from worldwide bond markets denominated in both U.S. dollars and foreign securities.

The Worldwide-Hedged Portfolio has the following investment objective:
The investment objective of the Worldwide-Hedged Portfolio is to maintain a high level of total return as may be consistent with the preservation of capital by investing in high quality debt securities from worldwide bond markets denominated in both U.S. dollars and foreign securities.

The Stable Return Portfolio (whose name changed on September 11, 1998 to Limited Duration Portfolio) has the following investment objective:
The investment objective of the Stable Return Portfolio is to maintain a high level of total return as may be consistent with the preservation of capital by investing in high quality debt securities using interest rate hedging as a stabilizing technique.

The Mortgage Total Return Portfolio (whose name changed on September 11, 1998 to Mortgage-Backed Portfolio) has the following investment objective:
The investment objective of the Mortgage Total Return Portfolio is to maintain a high level of total return as may be consistent with the preservation of capital by investing in mortgage-backed securities using hedging techniques to manage interest rate and prepayment risk.

The  Broad  Market  Portfolio  has  the  following  investment objective:
The investment objective of the Broad Market Portfolio is to maintain a high level of total return as may be consistent with the preservation of capital by investing in high quality fixed income securities reflective of the broad spectrum of the U.S. bond market.

The   International-Hedged   Portfolio   has   the   following
investment objective:
The investment objective of the International-Hedged Portfolio (whose name changed on September 11, 1998 to Global Tactical Exposure Portfolio) is to attain a high level of total return as may be consistent with the preservation of capital by investing in high quality debt securities from worldwide bond markets (excluding the U.S.) denominated in foreign currencies.



The  Inflation-Indexed  Portfolio has the following investment objective:
The investment objective of the Inflation-Indexed Portfolio is to attain a high level of total return as may be consistent with the preservation of capital by investing in securities with a coupon rate and/or principal amount linked to the inflation rate from worldwide bond markets denominated in both U.S. dollars and foreign securities.

The Inflation-Indexed Hedged Portfolio has the following investment objective:
The investment objective of the Inflation-Indexed Hedged Portfolio is to attain a high level of total return as may be consistent with the preservation of capital by investing in actively hedged securities with a coupon rate and/or principal amount linked to the inflation rate from worldwide bond markets denominated in both U.S. dollars and foreign securities.

The Emerging  Markets  Portfolio has the following  investment objective:
The investment objective of the Emerging Markets Portfolio is to attain a high level of total return as may be consistent with the preservation of capital by investing in debt securities from bond markets in emerging markets countries denominated in local currencies or OCED currencies.

The Money Market Portfolio has the following investment objective:
The investment objective of the Money Market Portfolio is to provide the maximum current income that is consistent with the preservation of capital by investing in high quality money market securities.

The  International  Portfolio  has  the  following  investment objective:
The investment objective of the International Portfolio is to attain a high level of total return as may be consistent with the preservation of capital by investing in high quality debt securities from worldwide bond markets (excluding the U.S.) denominated in foreign currencies.

The Mortgage  LIBOR  Portfolio  has the  following  investment objective:
The investment objective of the Mortgage LIBOR Portfolio is to attain a high level of total return as may be consistent with the preservation of capital by investing in high quality mortgage-backed securities and opportunistic hedging to outperform a cash portfolio.

The  Asset-Backed   Portfolio  has  the  following  investment
objective:
The investment objective of the Asset-Backed Portfolio is to attain a high level of total return as may be consistent with the preservation of capital by investing in high quality asset-backed securities allowing opportunistic exposure to other sectors of the debt market.




The U.S.  Corporate  Portfolio  has the  following  investment objective:
The investment objective of the U.S. Corporate Portfolio is to attain a high level of total return as may be consistent with the preservation of capital by investing in high quality U.S. corporate obligations with limited exposure to other debt securities.

The  High  Yield   Portfolio  has  the  following   investment
objective:
The investment objective of the High Yield Portfolio is to attain a high level of total return as may be consistent with the preservation of capital by investing in high yield debt securities.

The Enhanced  Index  Portfolio  has the  following  investment objective:
The investment objective of the Enhanced Index Portfolio (whose name changed on September 11, 1998 to Enhanced Equity Market Portfolio) is to attain a high level of total return that exceeds the S&P 500 IndexTm by investing in high quality short duration fixed income securities and S&P 500 IndexTm
futures  contracts  to  provide   equity-like   returns  where
possible.

The International Opportunities Portfolio has the following investment objective:
The investment objective of the International Opportunities Portfolio is to attain a high level of total return as may be consistent with the preservation of capital by investing in high quality debt securities from worldwide bond markets (excluding the U.S.) denominated in foreign currencies with active management of the currency hedge ratio.

The  International   Corporate  Portfolio  has  the  following
investment objective:
The investment objective of the International Corporate Portfolio is to attain a high level of total return as may be consistent with the preservation of capital by investing in investment grade corporate debt from worldwide bond markets.

The Global High Yield Portfolio has the following investment objective:
The investment objective of the Global High Yield Portfolio is to attain a high level of total return as may be consistent with the preservation of capital by investing in high yield debt securities denominated in both U.S. dollars and foreign currencies.

FFTW Funds, Inc. (the "Fund") filed  Post-Effective  Amendment
No. 23 to the Fund's  Registration  Statement on September 11,
1998, which was subsequently supplemented on December 10, 1998.

Pursuant  to  the   Amendment   the  Board  of  Directors  (a)
reclassified and designated 200,000,000 shares of the authorized shares of the Stable Return Portfolio stock, par value $.001 per share, as Limited Duration Portfolio stock, par value $.001 per share (the "LD Portfolio"), (b)
reclassified and designated 200,000,000 shares of the authorized shares of the International Hedged Portfolio stock, par value $.001 per share, as the Global Tactical Exposure Portfolio stock, par value $.001 per share (the "GTE Portfolio"), (c) reclassified and designated 200,000,000 shares of the authorized shares of the Enhanced Index
Portfolio stock, par value $.001 per share, as Enhanced Equity Market Portfolio stock, par value $.001 per share (the "EEM Portfolio"), and (d) reclassified and designated 200,000,000 shares of the authorized shares of the Mortgage Total Return Portfolio stock, par value $.001 per share, as Mortgage-Backed Portfolio stock (the "MB Portfolio").

The LD Portfolio has the following investment objective:
The investment objective of the LD Portfolio is to maintain a high level of total return as may be consistent with the preservation of capital by investing in high quality debt securities using interest rate hedging as a stabilizing technique.

The GTE Portfolio has the following investment objective:
The investment objective of the GTE Portfolio is to attain a high level of total return as may be consistent with the preservation of capital by investing in high quality debt securities from worldwide bond markets.

The EEM Portfolio has the following investment objective:
The investment objective of the EEM Portfolio is to attain a high level of total return that exceeds the S&P 500 IndexTm by investing in high quality short duration fixed income securities and S&P 500 IndexTm futures contracts to provide equity-like returns where possible.

The MB Portfolio has the following investment objective:
The investment objective of the MB Portfolio is to attain a high level of total return as may be consistent with the preservation of capital by investing in mortgage-backed securities using hedging techniques to manage interest rate and prepayment risk.